Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-40363 and 333-100224 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan — Puerto Rico for the year ended December 31, 2005.

/s/Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 28, 2006